Exhibit 32(b)

Section 1350 Certification

We, Eric E. Silagy and Rebecca J. Kujawa, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Quarterly Report on Form 10-Q of Florida Power & Light Company (the registrant) for the quarterly period ended June 30, 2019 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:	July 24, 2019

ERIC E. SILAGY
Eric E. Silagy President and Chief Executive Officer of Florida Power & Light Company

REBECCA J. KUJAWA
Rebecca J. Kujawa Executive Vice President, Finance and Chief Financial Officer of Florida Power & Light Company

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).